UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2019

BRISTOW GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor, Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

None

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.01 par value)	N/A	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on May 11, 2019, Bristow Group Inc. (the “Company”, “Bristow Group”, “we”, “us” or “our”) and its subsidiaries BHNA Holdings Inc., Bristow Alaska Inc., Bristow Helicopters Inc., Bristow U.S. Leasing LLC, Bristow U.S. LLC (“Bristow U.S.”), BriLog Leasing Ltd. (“Brilog”) and Bristow Equipment Leasing Ltd. (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors’ Chapter 11 Cases are jointly administered under the caption In re: Bristow Group Inc., et al., Main Case No. 19-32713. The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Omnibus Agreement

On October 3, 2019, the Company entered into an Omnibus Agreement (the “Omnibus Agreement”) among Bristow Equipment Leasing Ltd., a subsidiary of the Company (the “Borrower”), PK Transportation Finance Ireland Limited, as lender (the “Lender”), PK AirFinance S.à r.l., as agent (in such capacity, the “Agent”) for the Lender, and PK AirFinance S.à r.l., as security trustee (in such capacity, the “Security Trustee”) for the MAG Agent and the MAG Parties (each as defined in the Credit Agreement (as defined herein)), the Agent and the Lender. Pursuant to the Omnibus Agreement, among other matters, the parties have agreed, effective upon satisfaction of the conditions precedent set forth in the Omnibus Agreement (the “Agreement Effective Date”), to amend that certain Credit Agreement, dated as of July 17, 2017, by and among the Borrower, the Agent, the Security Trustee and the Lender (as amended to date, the “Credit Agreement”), to, among other things, extend the maturity date of the 24 loans made under the Credit Agreement (the “Loans”) by 18 months to January 27, 2025 and increase the principal amount of the Loans in an aggregate amount of approximately $17.3 million. The Omnibus Agreement also updates the amortization schedule as of October 3, 2019 to provide that, among other things, only interest will be payable on the Loans for the six months following the Agreement Effective Date, with a balloon amount of approximately $104,201,048 due on the maturity date. If the Loans are refinanced by full prepayment during the six-month period following the Effective Date (as defined herein), no prepayment penalty will be due. Each Loan is secured by an aircraft which has been pledged as collateral for the Loans.

The Omnibus Agreement also provides that the Borrower Guarantee and Indemnity Cap (as defined in the Credit Agreement) will be reduced by the amount of increased principal when paid. In addition, the Omnibus Agreement adjusts the information covenants under the Credit Agreement such that the Company shall provide a copy of the annual audit report for each fiscal year for the Company and its subsidiaries as soon as available and in any event within 90 days after the end of such fiscal year of the Company (or, in the case of the fiscal year ended March 31, 2019, by October 31, 2019), and quarterly financial statements of the Company and its subsidiaries within 45 days after the end of each fiscal quarter of the Company (and, in the case of each of the fiscal quarters ended June 30, 2019 and September 30, 2019, by December 31, 2019). In the Omnibus Agreement, the Lender also agreed to waive certain events of default arising from breaches of covenants in other agreements as a result of the Chapter 11 Cases and failure to provide its financial statements by their required due dates.

The foregoing description of the Omnibus Agreement does not purport to be complete and is qualified in its entirety by reference to the Omnibus Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.03. Bankruptcy or Receivership.

As previously disclosed, on August 1, 2019, the Debtors filed a joint chapter 11 plan of reorganization and a related disclosure statement with the Bankruptcy Court in accordance with the Bankruptcy Code, and on August 20, 2019, the Debtors filed an Amended Joint Plan of Reorganization (as subsequently modified on August 22, 2019 and September 30, 2019, the “Plan”) and the related disclosure statement for the Plan (as subsequently modified on August 22, 2019, the “Disclosure Statement”) with the Bankruptcy Court. On August 26, 2019, the Bankruptcy Court entered an order conditionally approving the Disclosure Statement and approving the Debtors’ commencement of solicitation of votes on the Plan. On October 8, 2019, the Bankruptcy Court entered an order (the “Confirmation Order”) approving the Disclosure Statement and confirming the Plan. The Plan is attached as Exhibit A to the Confirmation Order, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Debtors expect that the effective date of the Plan (the “Effective Date”) will occur as soon as all conditions precedent to the Plan have been satisfied. Although the Debtors are targeting occurrence of the Effective Date as soon as reasonably practicable, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan prior to the Effective Date.

Summary of Material Features of the Plan

The following is a summary of the material terms of the Plan that highlights only certain substantive provisions of the Plan. The following summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan and the Confirmation Order, copies of which are attached as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. Any capitalized terms not defined in this Current Report on Form 8-K have the meanings given to them in the Plan.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan contemplates the following treatment of claims against and interests in the Debtors:

•

each holder of an Allowed Other Secured Claim will receive, at the option of the applicable Debtor, either (i) payment in full in cash, (ii) delivery of Collateral securing any such Allowed Other Secured Claim, (iii) reinstatement of such Allowed Other Secured Claim, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of such claim to demand or to receive payment prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of default or (iv) such other treatment rendering such Allowed Other Secured Claim Unimpaired;

•

each holder of an Allowed Other Priority Claim will receive, at the option of the applicable Debtor, either (i) cash in an amount equal to such Allowed Other Priority Claim or (ii) such other treatment rendering such Allowed Other Priority Claim Unimpaired;

•

each holder of Allowed 2019 Term Loan Facility Claim will either (i) if the Debtors enter into the Exit Facility on or prior to the Effective Date, receive payment in full in cash and (ii) if the Debtors do not enter into the Exit Facility on or prior to the Effective Date, (a) have its Allowed 2019 Term Loan Facility Claim reinstated and governed by the Amended and Restated 2019 Term Loan Credit Agreement and (b) receive its pro rata share of the 2019 Term Loan Amendment Fee;

•

each holder of an Allowed Secured Notes Claim will receive (i) payment in full in cash of any accrued and unpaid prepetition and postpetition interest at the non-default contract rate (except to the extent otherwise paid as adequate protection pursuant to the Final Cash Collateral Order and not recharacterized or otherwise avoided, but not including any make-whole or prepayment premium), (ii) after giving effect to the immediately preceding clause (i), cash in an amount equal to 97% of the outstanding amount of such Allowed Secured Notes Claim and (iii) such holder’s pro rata share of the Secured Noteholder Subscription Rights;

•	all Allowed Lombard (BULL) Term Loan Claims will be reinstated;

•

the Allowed PK Credit Facility Claims and MAG Lease Obligation Claims will be satisfied in accordance with the Milestone Settlement Order, and Allowed PK Air Credit Facility Claims and MAG Lease Obligation Claims and the PK Air Facility Loan Documents will be amended and the MAG Lease Documents will be assumed and cured pursuant to, and in accordance with, and to the extent provided for in, the Milestone Settlement and the Milestone Settlement Order, and such PK Air Facility Loan Documents and MAG Lease Documents will be reinstated and vest with, and be binding on, the Reorganized Debtors as and to the extent set forth in the Milestone Settlement Order; and the Milestone Parties and PK Air will retain all security interests, guarantees and share charges that secure the PK Air Credit Facility Claims and MAG Lease Obligation Claims as and to the extent set forth in the Milestone Settlement Order;

•

all Allowed Macquarie Term Loan Credit Facility Claims will be reinstated, or will receive such other treatment as may be agreed upon by the holders thereof, the Debtors and the Required Backstop Parties; and the Macquarie Term Loan Credit Facility and the other Macquarie Term Loan Documents will be amended in accordance with, and to the extent provided for in, the Macquarie Settlement Order and will be reinstated and vest with, and be binding on, the Reorganized Debtors as and to the extent set forth in the Macquarie Settlement Order;

•

each holder of an Allowed Unsecured Notes Claim will receive (i) if such holder is a 4(a)(2) Eligible Holder, its pro rata share of (a) the Unsecured Equity Pool, (b) the Unsecured 1145 Subscription Rights and (c) the Unsecured 4(a)(2) Subscription Rights, or (ii) if such holder is not a 4(a)(2) Eligible Holder, either (a) if such holder does not timely make the Unsecured Cash Out Election (including the failure to timely return an election notice), its pro rata share of (1) the Unsecured Equity Pool, (2) solely if such holder fully exercises its Unsecured 1145 Subscription Rights, the Unsecured 4(a)(2) Distribution Cash Amount (up to a maximum of 7.6% of such holder’s Unsecured Notes Claims), and (3) the Unsecured 1145 Subscription Rights; or (iii) if such holder does timely make the Unsecured Cash Out Election, its pro rata share of the GUC Distribution Cash Amount;

•	all Allowed Lombard (BALL) Term Loan Guarantee Claims and Allowed UK ABL Credit Facility Guarantee Claims will be reinstated;

•	all Allowed MCA and Other Customer Guarantee Claims will be reinstated;

•	each holder of an Allowed Trade Claim will receive payment in full of such Allowed General Unsecured Claim on the Effective Date or otherwise in the ordinary course of the Debtors’ business;

•

each holder of a General Unsecured Claim will receive (i) if such holder is a 4(a)(2) Eligible Holder, either (a) if such holder does not timely make the Unsecured Cash Out Election, its Pro Rata share of (1) the Unsecured Equity Pool (2) the Unsecured 1145 Subscription Rights, and (3) the Unsecured 4(a)(2) Subscription Rights; or (b) if such holder does timely make the Unsecured Cash Out Election, its pro rata share of the GUC Distribution Cash Amount or (ii) if such holder is not a 4(a)(2) Eligible Holder, either: (a) if such holder does not timely make the Unsecured Cash Out Election, its pro rata share of (1) the Unsecured Equity Pool, (2) solely if such holder fully exercises its Unsecured 1145 Subscription Rights, the Unsecured 4(a)(2) Distribution Cash Amount (up to a maximum of 7.6% of such holder’s General Unsecured Claims), and (3) the Unsecured 1145 Subscription Rights; or (iii) if such holder does timely make the Unsecured Cash Out Election, its pro rata share of the GUC Distribution Cash Amount;

•	unless otherwise provided for under the Plan, Intercompany Claims will, at the election of the Required RSA Parties, be reinstated, compromised or canceled;

•

unless otherwise provided for under the Plan, Intercompany Interests will, at the election of the Required RSA Parties, be reinstated solely to maintain the Debtors’ corporate structure, compromised or canceled;

•

each Existing Interest will be canceled, released and expunged and will be of no further force and effect, and each holder of an Existing Interest will not receive any distribution on account of such Existing Interest; and

•

Section 510(b) Claims will be canceled, released and extinguished as of the Effective Date and will be of no further force or effect, and each holder of a Section 510(b) Claim will not receive any distribution on account of such Section 510(b) Claim.

Unless otherwise specified, the treatment set forth in the Plan and the Confirmation Order will be in full and final satisfaction of all claims against and interests in the Debtors, which will be discharged on the Effective Date. Additional information regarding the classification and treatment of claims and interests can be found in Article III of the Plan.

Capital Structure

Pursuant to the Plan, the Company’s existing common stock, including options, warrants, rights, restricted stock units or other securities or agreements to acquire such common stock, will be canceled and of no further force or effect after the Effective Date. The Company, as reorganized pursuant to and under the Plan on and after the Effective Date (the “Reorganized Company”), will issue common stock (the “New Common Stock”) and preferred stock (the “New Preferred Stock” and, together with the New Common Stock, the “New Stock”) in the Reorganized Company to holders of claims and interests entitled to receive New Stock pursuant to (i) the Plan, (ii) the rights offering for shares of New Stock to be conducted in reliance upon exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided in section 1145 and 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder (the “Rights Offering”), (iii) the Order (A) Authorizing the Debtors to Obtain Postpetition Financing, (B) Authorizing the Debtors to Continue to Use Cash Collateral, (C) Granting Liens and Providing Superpriority Administrative Expense Status, (D) Modifying the Automatic Stay, and (E) Granting Related Relief [Docket No. 582] (as amended, modified, or supplemented from time to time in accordance with the terms thereof), or (iv) that certain backstop commitment agreement, entered into and dated as of July 24, 2019 (the “Backstop Commitment Agreement”), between the Company and the parties that have committed to backstop the Rights Offering (the “Backstop Commitment Parties”), in the proportions set forth in the Plan and the Restructuring Support Agreement.

Under the Plan, the Debtors’ new organizational documents (the “New Organizational Documents”) will become effective on the Effective Date. The New Organizational Documents will authorize the Company to issue new equity, certain of which will be issued to holders of allowed claims pursuant to the Plan on the Effective Date.

Exit Financing

The Plan is expected to be funded by the following exit financings, subject to certain customary conditions:

•

up to $100 million in aggregate principal amount under a new secured credit facility (the “Exit Facility”) that the Reorganized Company and/or certain other Reorganized Debtors will enter into on the Effective Date;

•

if the Debtors do not enter into the Exit Facility on or prior to the Effective Date, $75 million in aggregate principal amount under a reinstated secured term loan facility to be entered into by the Reorganized Debtors; and

•	$385 million in proceeds from the Rights Offering, backstopped by the Backstop Commitment Parties.

Post-Emergence Governance and Management

On the Effective Date, and in accordance with the terms of the Plan confirmed by the Bankruptcy Court, the term of any current members of the board of directors of the Company will expire, and they will resign from the board with the exception of L. Don Miller, President and Chief Executive Officer of the Company, who will remain on the board, and a new board of directors of the Company (the “New Board”) will take office. The New Board will consist of eight members pursuant to the New Organizational Documents, and is expected to include Mr. Miller, Robert J. Manzo, Wesley Kern, Lorin Brass, G. Mark Mickelson, Hooman Yazhari and Brian Truelove. One director has yet to be designated. The remaining director will be an independent director designated by the Nominating Committee pursuant to the New Organizational Documents. The Company’s current officers are expected to remain in their current positions after the consummation of the transactions necessary to implement the Plan.

Management Incentive Plan

As part of the Plan, the Bankruptcy Court has approved the allocation of New Stock to a Management Incentive Plan (the “MIP”), which is an equity-based compensation plan for directors, officers and participating employees of the Reorganized Debtors and affiliates, pursuant to which the Company may issue up to 4.0% of the New Stock on a fully diluted basis (of which 4.0%, 60.0% thereof will be in grants of restricted units and 40.0% will be in options) (the “Initial MIP Amount”). Following the Effective Date, the New Board will determine the terms and conditions of the MIP in excess of the Initial MIP Amount, which, in the aggregate and inclusive of the Initial MIP Amount, will be between 5.0% and 10.0% of the New Stock on a fully diluted basis (with the ratio of such New Common Stock and New Preferred Stock to be the same as the ratio of all New Common Stock to New Preferred Stock held by the average Backstop Commitment Party as set forth in the Restructuring Support Agreement). The MIP is described in additional detail in the Amended Plan Supplement filed with the Bankruptcy Court on October 2, 2019, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Settlement, Releases and Exculpations

The Plan incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Chapter 11 Cases. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides releases and exculpations for the benefit of the Debtors, certain of the Debtors’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article IV of the Plan.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

On October 7, 2019, the Company issued a press release announcing the Bankruptcy Court’s confirmation of the Plan. A copy of the press release is furnished as Exhibit 99.3 hereto and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.3 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Term Sheet Regarding Restructuring of Macquarie Credit Agreement

On October 3, 2019, the Bankruptcy Court approved a term sheet (the “Macquarie Term Sheet”) among the Company, as guarantor, Bristow U.S., as borrower and lessee, BriLog, as lessee, Macquarie Bank Limited, as administrative agent and security agent, Macquarie Leasing LLC, as lender and owner participant, and Macquarie Rotorcraft Leasing Holdings Limited, as owner participant, pursuant to which, among other matters, the parties have agreed to enter into definitive documentation at emergence for an amendment to the Term Loan Credit Agreement, dated as of February 1, 2017 (as supplemented and amended to date, the “Macquarie Credit Agreement”), by and among Bristow U.S., as borrower and mortgagor, Macquarie Bank Limited, as administrative agent and security agent, and Macquarie Leasing LLC, as the current lender. Such amendment will, among other things, extend the maturity date of the loan made under the Macquarie Credit Agreement by 12 months to March 6, 2023.

The definitive documentation contemplated by the Macquarie Term Sheet will also adjust the information covenants under the Macquarie Credit Agreement such that the Company shall provide a copy of the annual audit report for each fiscal year for the Company and its subsidiaries as soon as available and in any event within 90 days after the end of such fiscal year of the Company (or, in the case of the fiscal year ended March 31, 2019, by October 31, 2019), and quarterly financial statements of the Company and its subsidiaries within 45 days after the end of each fiscal quarter of the Company (and, in the case of each of the fiscal quarters ended June 30, 2019 and September 30, 2019, by December 31, 2019).

Other

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. The Company expects that its equity holders may experience a significant or complete loss of their investment, depending on the outcome of the Chapter 11 Cases.

Additional information regarding the Chapter 11 Cases is available at http://www.bristowgroup.com/restructuring. Court filings and information about the claims process are available at https://cases.primeclerk.com/Bristow. Information contained on, or that can be accessed through, such web sites is not part of, and is not incorporated into, this Current Report on Form 8-K. Questions should be directed to the Company’s claims agent, Prime Clerk, by email to bristowinfo@primeclerk.com or by phone at +1 844-627-6967 (toll free) or +1 347-292-3534 (toll).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Amended Joint Chapter 11 Plan of Reorganization, dated September 30, 2019 (which constitutes Exhibit A to Exhibit 99.1 hereto).

10.1	Omnibus Agreement, dated as of October 3, 2019, among Bristow Equipment Leasing Ltd., as borrower, Bristow Group Inc., PK Transportation Finance Ireland Limited, as lender, PK AirFinance S.à r.l., in its capacity as agent, and PK AirFinance S.à r.l., in its capacity as security trustee.

99.1	Order Confirming Amended Joint Chapter 11 Plan of Reorganization, dated October 8, 2019.

99.2	Amended Plan Supplement, filed with the Bankruptcy Court on October 2, 2019.

99.3	Press Release, dated October 7, 2019.

Cautionary Statements Regarding Forward-Looking Information

Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties and depend upon future events or conditions. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Such statements may include, but are not limited to, statements about our future financial condition and future business plans and expectations, the effect of, and our expectations with respect to, the operation of our business, adequacy of financial resources and commitments and operating expectations during the pendency of our court proceedings and other plans, objectives, expectations and intentions and other statements that are not historical facts. Important factors that could cause actual events or results to differ materially from those anticipated by our forward-looking statements or historical performance can be found in the Company’s filings with the Securities and Exchange Commission.

Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events, except to the extent required by the federal securities laws.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: October 9, 2019	By:	/s/ Brian J. Allman
Brian J. Allman
Senior Vice President and Chief Financial Officer